   As filed with the Securities and Exchange Commission on February 11, 2000

                                                      Registration No.333-08277

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             OHIO                                                31-4156620
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                               Identification No)

600 Travis, Suite 5800
Houston, Texas                                                     77002
(Address of principal executive offices)                         (Zip Code)


                            COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN

                         -----------------------------

                              Diane K. Schumacher
                             Senior Vice President,
                         General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                    (Name and address of agent for service)
                                 (713) 209-8400
                    (Telephone number of agent for service)

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS.

Number                              Description
------                              -----------

  4.1          Cooper Industries, Inc. Amended and Restated Stock Incentive Plan

 24.1 Powers of Attorney from members of Cooper Industries, Inc.'s Board of Directors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 2000.

                                                     COOPER INDUSTRIES, INC.


                                                     By  /s/ H. John Riley, Jr.
                                                         ------------------------
                                                         H.John Riley, Jr.
                                                         Chairman of the Board, President
                                                         and Chief Executive Officer

                                                         Director, Chairman of the
                                                         Board, President and Chief
  /s/ H. John Riley, Jr.                                 Executive Officer                      February 9, 2000
----------------------------------
          H. John Riley, Jr.

                                                         Senior Vice President and
  /s/ D. Bradley McWilliams                              Chief Financial Officer                February 9, 2000
----------------------------------                       (Principal Accounting Officer)
          D. Bradley McWilliams


 */s/ Warren L. Batts                                    Director                               February 9, 2000
----------------------------------
          Warren L. Batts


 */s/ Robert M. Devlin                                   Director                               February 9, 2000
----------------------------------
          Robert M. Devlin


 */s/ Clifford J. Grum                                   Director                               February 9, 2000
----------------------------------
          Clifford J. Grum


 */s/ Linda A. Hill                                      Director                               February 9, 2000
----------------------------------
          Linda A. Hill

 */s/ John D. Ong
                                                         Director                               February 9, 2000
----------------------------------
          John D. Ong


 */s/ Sir Ralph H. Robins                                Director                               February 9, 2000
----------------------------------
          Sir Ralph H. Robins


 */s/ Dan F. Smith                                       Director                               February 9, 2000
----------------------------------
          Dan F. Smith


 */s/ James R. Wilson                                    Director                               February 9, 2000
----------------------------------
          James R. Wilson


* by: /s/ Diane K. Schumacher
      ----------------------------
      Diane K. Schumacher
      Pursuant to Powers of Attorney filed
      as Exhibit 24.1

                               INDEX TO EXHIBITS

Number                                      Description
------                                      -----------
   4.1            Cooper Industries, Inc. Amended and Restated Stock
                  Incentive Plan

  *5.1 Opinion of Diane K. Schumacher as to legality of securities being issued

 *23.1            Consent of Diane K. Schumacher (included in Exhibit 5.1).

 *23.2            Consent of Ernst & Young LLP, Independent Auditors

  24.1            Powers of Attorney from members of Cooper Industries, Inc.'s
                  Board of Directors


*  Previously filed.